EXHIBIT 99.A

                                              <El Paso Logo>
News
For Immediate Release


El Paso Corporation Receives Bank Waivers

HOUSTON, TEXAS, June 16, 2004-El Paso Corporation (NYSE:EP) announced today that it has received additional waivers on its $3-billion revolving credit facility and certain other financings. These waivers provide El Paso with an extension until August 15, 2004 to file its 2003 Form 10-K and first quarter 2004 Form 10-Q. The waivers provide for a 29-day grace period to file financial statements in the event that El Paso or any of its significant subsidiaries receives a notice of default on any debt or guarantee of debt that in aggregate exceeds $100 million.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America's largest natural gas pipeline system and one of North America's largest independent
natural   gas   producers.   For  more  information,   visit
www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
------------------------------------------------------------
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the timing of the completion of the internal review of the reserve revisions, and the extent and time periods involved in any potential restatement of prior years' financial results; potential impact of any restatement of financial results on our access to capital (including borrowings under credit arrangements); changes in reserves estimates based upon internal and third party reserve analyses; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Kim Wallace, Manager
Office:  (713) 420-6330
Fax:     (713) 420-6341